EXHIBIT 99.17

                      Non-Statutory Stock Option Agreement
       (with Notice of Grant of Stock Option and Special Addendum) between
                           Registrant and Mr. Roberts


                               FILENET CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION


     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Filenet Corporation (the "Corporation"):

          Optionee: Lee David Roberts

          Grant Date: May 22, 1997

          Exercise Price: $ 14.31 per share

          Number of Option Shares: 300,000 shares

          Expiration Date: May 21, 2007

          Type of Option: ___Incentive Stock Option

                          _X_  Non-Statutory Stock Option

          Exercise Schedule: The Option shall become exercisable for the Option Shares in a series of four (4) successive equal annual installments upon Optionee's completion of each year of Service over the four (4)-year period measured from the Grant Date.

     Optionee hereby agrees to be bound by all the terms and conditions of the Option as set forth in the Stock Option Agreement and Special Addendum attached hereto as Exhibit A.

     All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: MAY 22, 1997


                                            FILENET CORPORATION

                                            By:

                                            Title:




                                            OPTIONEE: LEE DAVID ROBERTS

                                            Address:










ATTACHMENTS
Exhibit A - Stock Option Agreement and Special Addendum

                                       2.

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                               FILENET CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT


RECITALS



     A. The Compensation Committee has approved a stock option grant to Optionee in order to attract and retain Optionee to serve the Corporation in the capacity of President and Chief Operating Officer.

     B. The option evidenced by this Agreement is granted to Optionee in consideration of the services Optionee is to render the Corporation and not for any capital-raising purposes or in connection with any capital-raising activities.

     C. The granted option is intended to be a non-qualified stock option which does not satisfy the requirements of Section 422 of the Code.

     D. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

     1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

     2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

     3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Compensation Committee may deem appropriate.

     4. Dates of Exercise. This option shall become exercisable for the Option Shares in a series of successive annual installments as specified in the Grant Notice. As the option becomes exercisable for one or more of such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

     5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

          (i) Should Optionee cease to remain in Service for any reason (other than death or Permanent Disability) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

          (ii) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (ii) the Expiration Date.

          (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

          (iv) During the applicable post-Service exercise period, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised. However, this option shall, immediately upon Optionee's cessation of Service, terminate and cease to be outstanding with respect to any Option Shares for which the option is not otherwise at that time exercisable.

                                       2.

          (v) Should this option, in connection with Optionee's cessation of Service, become exercisable for one or more Option Shares on an accelerated basis pursuant to the provisions of the attached Special Addendum, then the period for which this option is to remain exercisable following such cessation of Service shall be governed by the applicable provisions of that Addendum, and those provisions shall supersede any provision to the contrary in this Paragraph 5.

     6.   Special Acceleration of Option.

          (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent:
     (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any Option Shares for which the option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Compensation Committee, and such determination shall be final, binding and conclusive.

          (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

          (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

          (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                                       3.

          (e) This option may also become exercisable for one or more Option Shares on an accelerated basis pursuant to the provisions of the attached Special Addendum.

     7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

     9. Manner of Exercising Option.

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

               (i) Execute and deliver to the Corporation a Notice of Exercise for the number of Option Shares for which the option is exercised.

               (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                    (A) cash or check made payable to the Corporation;

                    (B) shares of Common  Stock held by  Optionee  (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                    (C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement

                                       4.

               date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                    Except to the extent the sale and  remittance  procedure  is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise.

               (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

     (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares.

     (c) In no event may this option be exercised for any fractional shares.

     10. Compliance with Laws and Regulations. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

     11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

     12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                       5.

     13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     14. Leave of Absence. The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

          (i) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and the option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

          (ii) Should Optionee resume active Employee status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of the leave.

          (iii) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.


                                       6.

                                    APPENDIX


        The following definitions shall be in effect under the Agreement:



     A.  Agreement shall mean this Stock Option Agreement.


     B.  Board shall mean the Corporation's Board of Directors.

     C.  Code shall mean the Internal Revenue Code of 1986, as amended.

     D.  Common Stock shall mean the Corporation's common stock.

     E. Compensation Committee shall mean the Compensation Committee of the Board.

     F.   Corporate   Transaction   shall   mean   either   of   the   following
     stockholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G.  Corporation shall mean FileNet Corporation, a Delaware corporation.

     H. Employee shall mean the Optionee in his capacity as an employee of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

     J. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

     K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

     L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there are no selling prices quoted for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices on the last preceding date for which such quotations exist.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the average high and low selling prices per share of Common Stock on the date in question on the Stock Exchange determined by the Compensation Committee to be the primary market for the Common Stock, as such prices are officially quoted in the composite tape of transactions on such exchange. If there are no selling prices quoted for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices on the last preceding date for which such quotations exist.

     M. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

     N. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     O. Non-Qualified Option shall mean an option not intended to satisfy the requirements of Code Section 422.

     P. Notice of Exercise shall mean the written notice of the option exercise on the form provided by the Corporation for such purpose.

     Q. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

     R. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

     S. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     T. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     U. Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

     V. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

     W. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                              EXHIBIT A (CONTINUED)

                                SPECIAL ADDENDUM











                                    ADDENDUM
                                       TO
                         NOTICE OF GRANT OF STOCK OPTION


                  The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement dated May 22, 1997 (the "Option Agreement") by and between FileNet Corporation (the "Corporation") and Lee David Roberts ("Optionee") evidencing the stock option (the "Option") granted on such date to Optionee, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meaning assigned to them in the Option Agreement.

                           SPECIAL VESTING PROVISIONS
                               IN CONNECTION WITH
                          CESSATION OF EMPLOYEE STATUS


                  1. Should Optionee cease Employee status prior to the first anniversary of the Grant Date (i.e., May 22, 1998) by reason of (i) his discharge or dismissal by the Corporation other than for Cause or (ii) his resignation in connection with a Contract Breach, then the Option shall immediately become exercisable for the first installment of the Option Shares specified in the Grant Notice (i.e., twenty-five percent (25%) of the Option Shares), and the Option shall remain exercisable for that installment until the end of the one (1)-year period measured from the date of Optionee's cessation of Employee status.

                  2. If, at any time prior to the second anniversary of the Grant Date (i.e., May 22, 1999), either a Corporate Transaction in which the Option does not accelerate pursuant to the provisions of Paragraph 6(a) of the Option Agreement or other Change in Control occur and the Optionee cease Employee status by reason of (i) his discharge or dismissal by the Corporation other than for Cause or (ii) his resignation for Good Reason, then the Option shall immediately become exercisable for the following number of Option Shares:

                    - the  number of Option  Shares  determined  by  multiplying
               2.0833% of the total Option Shares by the number of full months which have elapsed between the Grant Date or (if later) the first anniversary of the Grant Date and the date of Optionee's cessation of Employee status, plus

                    - an  additional  twenty-five  percent  (25%)  of the  total
               Option Shares.

                  The Option shall remain exercisable for those Option Shares (and any other Option Shares for which the Option has previously become exercisable) until the end of the one (1)-year period measured from the date of Optionee's cessation of Employee status.

                  3. Should Optionee not be appointed the Corporation's Chief Executive Officer prior to the second anniversary of the Grant Date (i.e., May 22, 1999) and resign from Employee status within thirty (30) days thereafter, then the Option shall immediately become exercisable for that number of Option Shares determined by multiplying 2.0833% of the total Option Shares by the number of full months which have elapsed between the most recent one-year anniversary of the Grant Date and the date of Optionee's resignation. The Option shall remain exercisable for those Option Shares (and any other Option Shares for which the Option has previously become exercisable) until the end of the one
(1)-year period measured from the date of Optionee's resignation.

                  4. For purposes of this Addendum, the following definitions shall be in effect:

     - Cause shall mean (i) the willful failure or refusal by Optionee to perform his duties under the Employment Agreement (other than any failure attributable to Optionee's incapacity due to physical or mental illness) which has not ceased within ten (10) business days after written demand for substantial performance has been delivered to Optionee by the Corporation in which there has been identified the manner in which the Corporation believes that the Optionee has not performed those duties and the steps required to cure such failure to perform; (ii) Optionee's intentional and willful misconduct which is materially injurious to the Corporation, monetarily or otherwise; or
(iii) the conviction of Optionee of, or the entering of a plea of nolo contendere by Optionee with respect to, a felony.

     - Change in Control shall be deemed to occur if any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or fiduciary holding securities of the Corporation under an employee benefit plan of the Corporation, becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation representing fifty percent (50%) or more of the outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding securities entitled to vote generally in the election of Board members.

     - Contract Breach shall mean the failure of the Corporation to comply with the material provisions of the Employment Agreement, if such failure is not cured within thirty (30) days after Optionee's has given written notice of such non-compliance to the Corporation.


                                       2.

     - Employment Agreement shall mean that certain employment agreement between the Corporation and Optionee dated May 20, 1997.

     - Good Reason shall mean any of the following transactions or events effected without Optionee's express written consent: (i) any failure by the Corporation to comply with any material provision of the Employment Agreement which has not been cured within thirty (30) business days after Optionee has given written notice of such non-compliance to the Corporation or (ii) any material reduction in Optionee's responsibilities from those responsibilities which were in effect immediately prior to the Corporate Transaction or Change in Control. Notwithstanding the foregoing, a change in title, authority or reporting to a successor company shall not constitute Good Reason for Optionee's resignation if Optionee has the same responsibilities operating the Corporation as a separate entity or a division of the successor company.

                  IN WITNESS WHEREOF, FileNet Corporation has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.


                                   FILENET CORPORATION

                                   By:

                                   Title:



                                   LEE DAVID ROBERTS, OPTIONEE


EFFECTIVE DATE:  MAY 22, 1997


                                       3.